Exhibit 99.1

For more information contact: Michael G. Potter Chief Financial Officer Lattice Semiconductor Corporation 503-268-8000 David Pasquale Global IR Partners 914-337-8801 lscc@globalirpartners.com	News Release

LATTICE SEMICONDUCTOR UPDATES

GUIDANCE FOR SECOND QUARTER

HILLSBORO, OR – June 5, 2009 - Lattice Semiconductor (NASDAQ: LSCC) today announced updated guidance for the second quarter ending July 4, 2009.

•

Second quarter revenue is now expected to be approximately flat to up 5% sequentially. This upward revision compares to previous guidance that the second quarter revenue would be plus or minus 5% on a sequential basis.

No conference call will be held in conjunction with this guidance update. Additional information related to the second quarter will be available when the Company reports its second quarter 2009 results.

Forward-Looking Statements

The foregoing business update contains forward-looking statements. Lattice believes the factors identified below in connection with each such statement could cause actual results to differ materially from the forward-looking statements.

Estimates of future revenue are inherently uncertain due to the high percentage of quarterly “turns” business, as well as such factors as the demand for our products, and our ability to supply products to customers in a timely manner.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements herein include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company’s transition to new distributors in various regions including Taiwan and China, our dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the compromised liquidity of our auction rate securities, the transition to a new executive management team, and the other risks that are described herein and that are otherwise described from time to time in our filings with the Securities and Exchange Commission. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor

Lattice is the source for innovative FPGA, CPLD and Mixed Signal programmable logic solutions. For more information, visit www.latticesemi.com.

# # #

Lattice Semiconductor Corporation, Lattice (& design), L (& design), and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

2